FOR IMMEDIATE RELEASE

Contact:

Chris Paterson

President and CEO

800-276-2575

CAREGUIDE AND PATIENT INFOSYSTEMS COMPLETE MERGER

Merger Establishes Uniquely Positioned Single-Source Provider of Information-Based Disease and Care Management Services for the Public and Private Sectors; Conference Call Scheduled for Monday, January 30, 2006 at 11:00 a.m. EST.

Coral Springs, FL, January 25, 2006 – Patient Infosystems, Inc. (OTCBB: PATY - News) (“Patient Infosystems”) and CCS Consolidated, Inc. (d/b/a CareGuide) (“CareGuide”) today announced the completion of their previously announced merger, resulting in the creation of a uniquely positioned, single-source provider of a full range of information-based disease and care management services for both the public and private sectors.

Under the terms of the merger agreement, stockholders of CareGuide have been issued shares of common stock of Patient Infosystems representing approximately 63% of the common stock of the combined company and CareGuide has become a wholly-owned subsidiary of Patient Infosystems. Patient Infosystems and CareGuide now operate together as a single, publicly traded corporation. Shares of the company’s common stock are listed for trading on the NASD Over-The-Counter Bulletin Board under the trading symbol “PATY.”

The newly merged company is headquartered in Coral Springs, Florida, and has more than 250 employees. The merged company currently has over 50 customers in 28 states and the District of Columbia, including commercial, Taft-Hartley, Medicare and Medicaid healthcare benefit plans, state governments, third party administrators, PPOs, corporations, and EAP and work/life benefit companies.

Patient Infosystems’ and CareGuide’s decision to merge was the result of a natural fit between the companies’ respective missions, service offerings and target markets. Together, as an integrated entity, the company is able to offer a comprehensive portfolio of information-based care and disease management solutions designed to improve health outcomes, eliminate inappropriate and unnecessary care, and lower healthcare costs for patients.

Based on its existing level of operations, the newly merged care and disease management company expects annualized revenues in excess of $50 million from existing customers, consisting of a combination of administrative services and risk-based revenue. The merger is expected to result in operational and technological synergies, and the combined company expects to achieve operating profitability during 2006.

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Albert Waxman, Ph.D., former CareGuide Chairman, and Chris Paterson, former CareGuide CEO, now serve as Chairman and CEO, respectively, of the merged company. Roger Chaufournier, former CEO and Chairman of Patient Infosystems, now leads a new subsidiary focused on provider innovation and quality improvement services. John Pappajohn, a board member of Patient Infosystems, has been named Vice Chairman of the merged company. In addition to Waxman and Pappajohn, the merged company’s board of directors includes Mark Pacala and Daniel Lubin, both former CareGuide directors, and Derace Schaffer, M.D., a former Patient Infosystems director. The company expects to name two additional independent directors to the board in the near future.

Paterson stated, “The unique combination of CareGuide’s and Patient Infosystems’ resources and capabilities results in a more robust company that will offer one of the broadest continuums of services in the growing disease and care management market. We believe that the breadth of our services will allow us to serve public and private sector clients cost-effectively, while the depth of our capabilities will allow for a personalized, high-touch focus on patient needs throughout their interaction with the healthcare system. As a result, we expect to produce a meaningful impact on health and quality of life while providing our customers a significant return on investment.”

Waxman added, “The board of directors is confident that the merger of CareGuide and Patient Infosystems creates a compelling model that is uniquely positioned to meet the growing demands for care mangement services in today’s healthcare market. We have already begun pursuing attractive business opportunities that are available to our newly merged company as we introduce our full range of services to existing and new customers."

Chaufournier said, “We believe that this merger will be advantageous for our stockholders, as well as our clients. We are leveraging a broader product line and combining the two companies’ human resources and experience in order to meet the market’s demands for seamless management and better quality of care for patients with chronic and complex illnesses.”

In conjunction with the merger, Patient Infosystems raised an aggregate of $12.5 million over the last three months through the sale of common stock and the resale of certain shares of its former wholly-owned subsidiary American Caresource Holdings, Inc. (“ACS”) that it had retained following its recent spin-off of ACS. Patient Infosystems used a portion of these proceeds to retire $6 million in indebtedness and the remainder is intended to be retained for working capital.

In the near future, the company will file a Form 8-K with the SEC containing information regarding the completion of the merger. The company will also file an amendment to that Form 8-K on or before March 31, 2006 to include additional information regarding CareGuide and the combined company, including historical financial statements of CareGuide and pro forma financial statements of the combined company.

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NOTE: CONFERENCE CALL ON MONDAY, JANUARY 30, 2006

The company will host a live conference call on Monday, January 30, 2006 at 11:00 a.m. EST (U.S.). The dial-in numbers to listen to the conference are:

TOLL-FREE (U.S.): 1-800-766-6630

OUTSIDE THE U.S.: 416-695-9753

ABOUT CAREGUIDE AND PATIENT INFOSYSTEMS

CareGuide and Patient Infosystems have merged to create a uniquely positioned, single-source provider of a full range of information-based disease and care management services, serving a broad cross-section of the healthcare market. The combined company offers a full range of comprehensive, integrated care management services, including utilization management, disease management, and a 24-hour nurse help line. The company also offers specialized care management that focuses on individuals with the most complex medical needs. The company’s other services include CareGuide@Home, which encompasses a national network of field care managers who provide home-based assessments and other on-site services for the elderly and their families, and a provider quality improvement consulting program.

Visit www.careguide.com and www.ptisys.com for more information.

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Statements contained in this press release that are not historical facts, including information about management's view of the combined company's future expectations, plans and prospects, the benefits provided by the services offered by each of the two companies, the prospects for success of the merger and the combination of the two companies, such as expected synergies and expanded revenue opportunities, expected revenues and potential operating profitability, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend” and “will” or similar expressions are intended to identify forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the combined company's financial condition, the continued use of the combined company’s services by its existing customers at current or increased levels, the combined company’s ability to increase its business and revenue base, the combined company’s ability to sell its products, the combined company’s ability to compete with competitors and the growth of the healthcare market as well as other factors that are discussed in Patient Infosystems’ Annual Report on Form 10-KSB for the year ended December 31,

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2004, as well as other documents filed by Patient Infosystems with the Securities and Exchange Commission.

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